Exhibit 10.16

HORIZON PCS, INC.

2004 STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1                                 Purpose.  The Horizon PCS, Inc. 2004 Stock Incentive Plan (the “Plan”) has been established by Horizon PCS, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined in Section 1.2 below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, as defined in Section 8(i), including the growth in value of the Company’s equity and enhancement of long-term shareholder return.  Pursuant to the Plan, Participants may receive Options, SARs, or Other Stock Awards, each as defined herein (collectively referred to as “Awards”).

1.2                                 Participation.  Subject to the terms and conditions of the Plan, the Committee (as defined in Section 6) shall determine and designate, from time to time, from among the Eligible Grantees, as defined in Section 8(f) (including transferees of Eligible Grantees to the extent the transfer is permitted by the Plan and the applicable Award Agreement, as defined in Section 4.10), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3                                 Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS AND SARs

2.1                                 Definitions.

(a)                                  The grant of an “Option” entitles the Participant to purchase shares of Stock at an “Exercise Price” established by the Committee. Options granted under this Section 2 may either be Incentive Stock Options (“ISOs”) or Non-Qualified Options (“NQOs”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b)                                 A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value (as defined in Section 8(g)) of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2                                 Exercise Price.  The Exercise Price of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

2.3                                 Exercise.  An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that unless otherwise provided in a Participant’s Award Agreement, if a Participant shall die while in the employ of the Company or a Subsidiary and shall not have fully exercised an Option or SAR, to the extent that the Participant’s right to exercise such Option or SAR had accrued pursuant to this Section 2 of the Plan at the time of his death and had not previously been exercised, the Option or SAR may be exercised (subject to the condition that no Option or SAR shall be exercisable after the Expiration Date, as defined in Section 2.6 below) at any time within one (1) year after the Participant’s death, by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by bequest or inheritance.  No Option may be exercised after the Expiration Date (as defined in Section 2.6 below) applicable to that Option.

2.4                                 Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)                                  Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b)                                 The Exercise Price shall be payable in cash or by tendering (either by actual delivery of shares or by attestation) shares of Stock that are acceptable to the Committee, have been held by the Participant for at least six months, and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash, shares, or attested shares, as determined by the Committee.

(c)                                  To the extent permitted by applicable law, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5                                 Settlement of Award.  Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

2.6                                 Expiration Date.  The “Expiration Date” with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the ten-year anniversary of the date on which the Option is granted; and further provided that an Option may be terminated earlier than its Expiration Date in accordance with the terms of this Plan or the Award Agreement evidencing the Option.

SECTION 3

OTHER STOCK AWARDS

3.1                                 Definitions.  The term “Other Stock Awards” means any of the following:

(a)                                  A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b)                                 A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)                                  A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2                                 Restrictions on Stock Awards.  Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a)                                  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)                                 The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: return on capital or increase in pretax earnings of the Company and/or one or more divisions and/or subsidiaries, return on stockholders’ equity of the Company, increase in earnings per share of the Company, sales of the Company and/or one or more divisions and/or subsidiaries, pretax earnings of the Company and/or one or more divisions and/or subsidiaries, net earnings of the Company and/or one or more divisions and/or subsidiaries, control of operating and/or non-operating expenses of the Company and/or one or more divisions and/or subsidiaries, margins of the Company and/or one or more divisions and/or subsidiaries, market price of the Company’s securities, and solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, other objectively measurable factors directly tied to the performance of the Company and/or one or more divisions and/or subsidiaries. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code Section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1                                 Effective Date; Duration.  Subject to the approval (the “Requisite Approval”) of the stockholders of the Company, or the United States Bankruptcy Court for the Southern District of Ohio (the “Bankruptcy Court”), the Plan shall be effective as of the effective date of the Company’s Plan of Reorganization (the “Effective Date”), filed in connection with the Company’s chapter 11 case in the Bankruptcy Court (the “Chapter 11 Case”).  The Plan shall have a duration of ten years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided further, however, that no Award may be granted under the Plan on a date that is more than ten years from the Effective Date.

4.2                                 Awards Subject to Plan.  Awards granted under the Plan shall be subject to the following:

(a)                                  Subject to adjustment as provided in the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 986,702 shares of Stock, all of which may be issued upon the exercise of ISOs, and no Participant may be issued Awards covering more than 500,000 shares of Stock in any one calendar year.

(b)                                 To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  The maximum number of shares of Stock available for delivery under the Plan shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company.

(c)                                  Unless otherwise determined by the Committee, if the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, both (a) the number and kind of shares of Company stock available under the Plan and not then subject to outstanding Awards, and (b) the number and kind of shares set forth as a limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise.  Unless otherwise provided in a Participant’s Award Agreement, and subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share provided under the terms of each such Award, may, at the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction or any other increase or decrease in the number of such shares, or any decrease in the value of such shares, effected without receipt of consideration by the Company.  Notwithstanding the foregoing, no fractional shares shall be issued or made subject to an Option, SAR or Stock Award in making the foregoing adjustments.  All adjustments made by the Committee under this Section shall be final, conclusive and binding upon the holders of Options, SARs and Stock Awards.

(d)                                 Unless otherwise provided in a Participant’s Award Agreement, if the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under this Plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of Stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under subsection 4.2(d)(i), as determined by the Committee in its sole discretion, equal to the value of the shares of Stock or other securities or property otherwise payable under subsection 4.2(d)(i); (B) if Options or other Awards have not already become exercisable under Section 5 hereof, the Board of Directors may waive any limitations set forth in or imposed pursuant to this Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (C) all outstanding Options or SARs may be cancelled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any optionee or SAR holder shall have the right immediately prior to such event to exercise his or her Option or SAR to the extent such optionee or holder is otherwise able to do so in accordance with this Plan (including Section 5 hereof) or his or her individual Award Agreement; provided, further, that in the case of an in-the-money Option or SAR, any such cancellation pursuant to this Section 4.2(d) shall be contingent upon the payment to the affected Participants of an amount in cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the per-share exercise price of such Option or SAR, multiplied by the number of shares of Stock subject to the Option or SAR.  No payments will be made for out-of-the-money Options or SARs that are cancelled under this provision.

(e)                                  In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(f)                                    Any adjustments pursuant to Section 4.2(d) shall be made by the Board or Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

(g)                                 Except as hereinbefore expressly provided in this Section 4, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

(h)                                 The grant of any Award pursuant to this Plan shall not affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate or sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Stock. If any action described in the preceding sentence results in a fractional share for any Participant under any Award hereunder, such fraction shall be completely disregarded and the Participant shall only be entitled to the whole number of shares resulting from such adjustment.

4.3                                 General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)                                 To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4                                 Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

4.5                                 Use of Shares.  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6                                 Dividends and Dividend Equivalents.  An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7                                 Payments.  Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.  Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant.  Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8                                 Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9                                 Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10                           Agreement with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11                           Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12                           Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13                           Limitation of Implied Rights.

(a)                                  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary, or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

(c)                                  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

4.14                           Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and shall be signed, made or presented by the proper party or parties.

4.15                           Forfeiture.  Notwithstanding anything in the Plan to the contrary, and unless otherwise specifically provided in an Award Agreement, all unvested Awards shall be forfeited upon termination of employment or service for any reason, subject to acceleration of vesting in the event of a Change in Control as provided in Section 5 and subject to any provisions contained in an Award Agreement providing for the acceleration of vesting in the event of the Participant’s death, disability, or retirement.

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of Section 4.2(d) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control as defined in Section 8(d), the Committee may elect to permit one or more of the following:

(a)                                  All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)                                 All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)                                  All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

SECTION 6

COMMITTEE

6.1           Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6.  The Committee shall be selected by the Board, and shall consist of at least one member of the Board.  If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  The composition of the Committee shall comport with all applicable law and the rules of any exchange or quotation system upon which the Stock is traded.

6.2                                 Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)                                  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b)                                 To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)                                  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)                                 Any interpretation of the Plan by the Committee or any decision made by it under the Plan is final and binding on all persons.

(e)                                  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

6.3                                 Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

(a)                                  The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval:

(i)                                     any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii)                                  any change in the class of persons eligible to receive ISOs under the Plan; or

(iii)                               any other amendment to the Plan that would require approval of the Company’s shareholders under applicable law, regulation, rule, or listing standard of any exchange or automatic quotation system.

Notwithstanding any of the foregoing, adjustments pursuant to Paragraphs (c) and (d) of Section 4.2 shall not be subject to the limitations set forth above in Paragraphs (a)(i) and (a)(ii) of this Section 7.

(b)                                 Options may not be granted under the Plan after the date of termination of the Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

SECTION 8

DEFINED TERMS

Except as otherwise provided in a Participant’s Award Agreement, in addition to the other definitions contained herein, the following definitions shall apply:

(a)                                  Affiliated Company.  The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b)                                 Award.  The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c)                                  Board.  The term “Board” shall mean the Board of Directors of the Company.

(d)                                 Change in Control.  The term “Change in Control” shall mean:

(i)                                     The acquisition by any individual, entity or group constituting a “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Apollo Investment Fund IV, LP or its affiliated entities) of “beneficial ownership” (as that term is defined by Rule 13d 3 under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 8(d), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 8(d)(ii)(A), 8(d)(ii)(B) and 8(d)(ii)(C);

(ii)                                  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least 50% of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii)                               Approval by the shareholders and the start of effectuation of a complete liquidation or dissolution of the Company.

(e)                                  Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)                                    Eligible Grantee.  With respect to Awards other than ISOs, the term “Eligible Grantee” shall mean any employee, consultant or director of the Company or a Subsidiary. With respect to ISOs, the term “Eligible Grantee” shall mean any employee of the Company, a Subsidiary (but only within the meaning of Section 424 of the Code), and a Parent.  An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the employee first performs such services.

(g)                                 Fair Market Value.  For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply, except as otherwise determined by the Committee:

(i)                                     With respect to certain designated Options to be granted to management of the Company as agreed to by the Company and the Official Bondholders Committee in the Chapter 11 Case, the “Fair Market Value” shall equal the average closing price for the Company’s Stock during the first twenty days after the first day of trading of the Company’s Stock on either a national securities exchange or the Nasdaq stock market or as reported on the Nasdaq OTC Bulletin Board Service, the National Quotation Bureau, Incorporated, or a comparable service.

(ii)                                  If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the closing sale price of the Stock on the first business day prior to that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(iii)                               If sale prices are not available, or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on the first business day prior to that date, as reported on the Nasdaq OTC Bulletin Board Service, the National Quotation Bureau, Incorporated, or a comparable service.

If paragraphs (i), (ii) or (ii) above are for any reason inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(h)                                 Parent.  The term “Parent” means any present or future parent corporation of the Company within the meaning of Section 424(e) of the Code.

(i)                                     Subsidiary.  The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

(j)                                     Stock.  The term “Stock” shall mean shares of common stock of the Company.

SECTION 9

GOVERNING LAW

Except to the extent governed by the General Corporation Law of Delaware, this Plan shall be governed by and construed in accordance with the laws of the State of Ohio.